UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 1, 2010
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-33289 (Commission File Number)	N/A (IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor
18 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 1, 2010, Enstar Group Limited (the “Company”) entered into share repurchase agreements (the “Repurchase Agreements”) with three of its executives and certain trusts and a corporation affiliated with them to repurchase an aggregate of 800,000 ordinary shares of the Company at a price of $70.00 per share. The aggregate purchase price of $56,000,000 is payable by the Company through promissory notes to each selling shareholder (each, a “Promissory Note”).
     The Company agreed to repurchase an aggregate of 600,000 ordinary shares from Dominic F. Silvester and R&H Trust Co. (NZ) Limited, as trustee of the Left Trust (the “Left Trust”). Mr. Silvester is the Company’s Chief Executive Officer and Chairman of the Board of Directors, and Mr. Silvester and his immediate family are the sole beneficiaries of the Left Trust. Mr. Silvester’s beneficial ownership interest in the Company will be reduced from approximately 15.6% to 11.9% as a result of the repurchase. The sales by Mr. Silvester are designed to reduce his holdings below 10% after taking into consideration the 2,972,892 shares of nonvoting convertible ordinary shares of the Company held by one of its subsidiaries (which shares are not considered to be outstanding for financial reporting purposes). Mr. Silvester has informed the Company that he intends to become a resident of the United States during 2011 or 2012, which will make Mr. Silvester a “U.S. person” for purposes of the “subpart F” rules under the U.S. Internal Revenue Code. Under those rules, if one or more U.S. persons that each own, directly or by attribution, 10% or more of a foreign corporation’s outstanding shares, measured by voting power, own in the aggregate more than 25% of the foreign corporation’s outstanding shares, by vote or value, the corporation will be a “controlled foreign corporation” with respect to “insurance income” — which is generally defined as insurance company income from insuring risks located outside its country of incorporation. In that case, those U.S. shareholders must include in their taxable income each year their pro rata share of the controlled foreign corporation’s insurance income even if that income is not distributed. A substantial amount of the income normally earned by the Company’s non-U.S. subsidiaries that are insurance companies constitutes “insurance income” as so defined.
     The Company believes that the nonvoting shares owned by its subsidiary do not affect the determination whether the Company or any of its subsidiaries is a controlled foreign corporation, and that the Company’s bye-law restriction that caps any U.S. person’s voting power with respect to Company shares at 9.5% of the total voting power, coupled with pass-through voting for directors of the Company’s foreign subsidiaries, has operated and will continue to operate to preclude any U.S. person from owning, directly or by attribution, more than 10%, measured by voting power, of the shares of the Company or any of its foreign subsidiaries. Accordingly, the Company believes that the ownership of 10% or more of its ordinary shares by a U.S. person should not cause the Company or any of its subsidiaries to be controlled foreign corporations. Nonetheless, it is possible that Internal Revenue Service might disagree with these positions. Therefore, the Company believes it is prudent to avoid a circumstance in which U.S. persons that own 10% or more of its outstanding shares, by vote or value, own in the aggregate more than 25% of its outstanding shares. Because the Company’s subsidiary that owns the nonvoting convertible ordinary shares is a U.S. person, any negative tax consequences from the Company becoming a controlled foreign corporation might impact that subsidiary — and, hence, the Company, as well as Mr. Silvester. By repurchasing the shares from Mr. Silvester, the Company eliminates any such tax exposure that might otherwise have resulted from his move to the United States.
     The Company also agreed to repurchase 100,000 of its ordinary shares from R&H Trust Co. (BVI) Limited, as trustee of the Elbow Trust (the “Elbow Trust”). Paul J. O’Shea (the Company’s Joint Chief Operating Officer, Executive Vice President and a member of its Board of Directors) and his immediate family are the sole beneficiaries of the Elbow Trust. In addition, the Company agreed to repurchase 100,000 of its ordinary shares from Hove Investments Holding Limited (“Hove”). Nicholas A. Packer (the Company’s Joint Chief Operating Officer and Executive Vice President) and his immediate family are the sole beneficiaries of a trust that is the sole owner of Hove. While the shares held by Messrs. O’Shea and Packer do not present the same tax issues as Mr. Silvester’s holdings, the Company believed it was fair and appropriate to offer each of them, as Mr. Silvester’s co-founders of the Company, the opportunity to sell shares back to the Company on the same terms offered to Mr. Silvester.
     Closing of the repurchase transactions is expected to occur as soon as practicable. At the closing, the Company will issue a Promissory Note to Mr. Silvester in the principal amount of $4,789,260 and to the Left Trust in the principal amount of $37,210,740. The Company will issue Promissory Notes to both the Elbow Trust and

Hove in the principal amount of $7,000,000. The annual interest rate for the notes is fixed at 3.5% and the notes are repayable in three equal installments on December 31, 2010, December 1, 2011 and December 1, 2012. The holders may accelerate amounts payable under the Promissory Notes upon the Company’s default in payment, a sale of all or substantially all of the Company’s assets, formal action in contemplation of the Company’s dissolution or liquidation or the institution of bankruptcy proceedings. The Company may prepay the Promissory Notes in whole or in part at any time without premium or penalty.
     In connection with the Repurchase Agreements, the Company will enter into lock-up agreements with each of Messrs. Silvester, O’Shea and Packer, the Left Trust, the Elbow Trust, Hove, and a separate trust of which Mr. Silvester and his immediate family are the sole beneficiaries. The lock-up agreements prohibit future sales and transfers of shares now owned or subsequently acquired for two years from the date of the Repurchase Agreements.
     The Repurchase Agreements and the transactions contemplated thereby were approved by the Company’s Audit Committee, which consists solely of its independent directors, on September 30, 2010. The closing price of the Company’s ordinary shares on the NASDAQ Global Select Market on September 29, 2010 was $72.11. The descriptions of the Repurchase Agreements are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
     In addition to the repurchases by the Company, Messrs. O’Shea and Packer have also entered into agreements to sell 32,500 shares each at $70.00 per share to certain investment funds affiliated with Akre Capital Management, LLC. Charles T. Akre, a member of the Company’s Board of Directors, is the managing member of Akre Capital Management, LLC. Mr. O’Shea’s beneficial ownership interest in the Company will be reduced from approximately 4.6% to 3.9% as a result of the two transactions. Mr. Packer’s beneficial ownership interest in the Company will be reduced from approximately 4.4% to 3.7% as a result of the two transactions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report regarding the Promissory Notes is hereby incorporated by reference. The description of the Promissory Notes set forth herein is qualified in its entirety by reference to the full text of the form of Promissory Notes, which are included as exhibits to the Repurchase Agreements filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Share Repurchase Agreement, dated as of October 1, 2010, by and among Enstar Group Limited, Dominic F. Silvester and R&H Trust Co. (NZ) Limited, as trustee of the Left Trust.
10.2	Share Repurchase Agreement, dated as of October 1, 2010, by and among Enstar Group Limited, Paul J. O’Shea and R&H Trust Co. (BVI) Limited, as trustee of the Elbow Trust.
10.3	Share Repurchase Agreement, dated as of October 1, 2010, by and among Enstar Group Limited, Nicholas A. Packer and Hove Investments Holding Limited.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED
Date: October 1, 2010	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Share Repurchase Agreement, dated as of October 1, 2010, by and among Enstar Group Limited, Dominic F. Silvester and R&H Trust Co. (NZ) Limited, as trustee of the Left Trust.
10.2	Share Repurchase Agreement, dated as of October 1, 2010, by and among Enstar Group Limited, Paul J. O’Shea and R&H Trust Co. (BVI) Limited, as trustee of the Elbow Trust.
10.3	Share Repurchase Agreement, dated as of October 1, 2010, by and among Enstar Group Limited, Nicholas A. Packer and Hove Investments Holding Limited.

5